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                                                                   Exhibit 10.14


                                 AMENDMENT NO. 1
                                       TO
                                SUPPLY AGREEMENT

         Amendment No. 1, dated as of May 28, 1999, between Barnes & Noble, Inc., a Delaware corporation having an office located at 122 Fifth Avenue, New York, New York 10011 ("B&N"), and barnesandnoble.com llc, a Delaware limited liability company having an office located at 76 Ninth Avenue, 11th Floor, New York, New York 10011 (the "LLC"), amending that certain Supply Agreement dated as of October 31, 1998, by and between B&N and the LLC (the "Original Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement.

                  WHEREAS, B&N and the LLC, having previously entered into the Original Agreement, wish to amend the Original Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Amendments to Original Agreement. Paragraph 4 of the Original Agreement is hereby deleted and replaced in its entirety by the following language:

                  "4. Termination. (a) The LLC, upon approval of a majority of the USO Directors, may terminate this Agreement on thirty (30) days' prior written notice to B&N.

                           (b) B&N may terminate this Agreement under any of the
following circumstances:

                                    (i) the LLC is in default of the terms of
                  this Agreement and such default continues for more than thirty
                  (30) days after written notice thereof to the LLC;

                                    (ii) B&N or the LLC shall (A) apply for or
                  consent to the appointment of, or the taking possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its property,
                  (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the Federal Bankruptcy Code of 1978, as amended, or (D) file a petition as a debtor seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of its debts;

                                    (iii) a proceeding or case shall be
                  commenced against any of B&N or the LLC, without such party's application or consent, seeking (A) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (B) the appointment of a receiver, custodian, trustee, examiner or liquidator or the like of such party or of all or any

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                  substantial part of its property, or (C) similar relief in respect of such party under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or

                                    (iv) at any time after June 1, 2004, if BAG
                  or any of its Affiliates shall have effected a permitted transfer to any third party pursuant to the LLC Agreement or if either B&N or BAG owns less than 15% of the outstanding Membership Units."

                  2. Original Agreement in Full Force and Effect. Except as herein expressly amended, all of the provisions of the Original Agreement remain unchanged and in full force and effect.

                  3. References in Original Agreement. From and after the date hereof, all references in the Original Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Original Agreement as amended by this Amendment.

                  4. Governing Law. This Amendment shall be construed and interpreted according to the laws of the State of New York, without regard to the conflicts of law rules thereof.

                  5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                         BARNES & NOBLE, INC.


                                         By: /s/ Leonard Riggio
                                            -----------------------
                                               Name: Leonard Riggio
                                               Title:   Chairman

                                         barnesandnoble.com llc


                                         By: /s/ Jonathan Bulkeley
                                            -----------------------
                                               Name: Jonathan Bulkeley
                                               Title:   CEO


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